Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
BioTime, Inc.
Emeryville, California
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment #2 to the Registration Statement on Form S-2 of our report dated February 18, 2005, relating to the financial statements, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP
San Francisco, California
November 21, 2005